UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.               )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PREMIER EXHIBITIONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Preliminary Copy, Subject to Completion

PREMIER EXHIBITIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FEBRUARY 26, 2015

The annual meeting of shareholders of Premier Exhibitions, Inc. will be held at the Courtyard by Marriott – Buckhead, 3332 Peachtree Road, N.E., Atlanta, GA 30326 on February 26, 2015 at 8:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

1.
to elect as directors the five nominees named in the proxy statement and recommended by our Board of Directors to serve until the next annual meeting of shareholders and until the subsequent election and qualification of their respective successors;

2.	to ratify the selection of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending February 28, 2015;

3.	to approve, by advisory, non-binding vote, compensation of our named executive officers;

4.	to approve a resolution authorizing the Board of Directors to amend the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-10; and

5.	to transact such other business as may properly come before the annual meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on January 15, 2015, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof.

By Order of the Board of Directors,

/s/ Samuel S. Weiser

Samuel S. Weiser Executive Chairman

Atlanta, Georgia
January 20, 2015

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Shareholders to Be Held on February 26, 2015:    This proxy statement, the accompanying form of proxy card and our annual report for the fiscal year ended February 28, 2014 (the “Annual Report”) are available at http://www.viewproxy.com/prxi/2015 and on our website at www.prxi.com.  Under rules issued by the Securities and Exchange Commission, we are providing access to our proxy materials both by sending you this full set of proxy materials and by notifying you of the availability of our proxy materials on the Internet.

Preliminary Copy, Subject to Completion

PREMIER EXHIBITIONS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the Board of Directors of Premier Exhibitions, Inc. (“we”, “us”, the “Company” or “Premier”), a Florida corporation, for use at the Annual Meeting of Shareholders to be held on February 26, 2015 at 8:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The Annual Meeting will be held at the Courtyard by Marriott – Buckhead, 3332 Peachtree Road, N.E., Atlanta, GA 30326 on February 26, 2015 at 8:00 a.m., local time.

Principal Executive Offices

Our principal executive offices are located at 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, and our telephone number is (404) 842-2600.

Mailing Date

The definitive proxy solicitation materials are first being mailed by us on or about January 20, 2015 to all shareholders entitled to vote at the annual meeting.

Availability of Proxy Materials on the Internet

Under rules issued by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including the proxy card, and by notifying you of the availability of our proxy materials on the Internet.  This proxy statement, the accompanying form of proxy card and our Annual Report are available at http://www.viewproxy.com/prxi/2015 and on our website at www.prxi.com.

Record Date and Our Common Stock

Shareholders of record at the close of business on January 15, 2015, the record date for the annual meeting, are entitled to notice of, and to vote, at the annual meeting. We have one class of shares outstanding, designated common stock, $0.0001 par value per share. Shares of our common stock are traded on the NASDAQ Stock Market under the symbol “PRXI.”  As of the record date, 49,146,695 shares of our common stock were issued and outstanding.

During 2009, 16,328,976 shares were issued to Sellers Capital, LLC, and SAF Capital Fund, LLC, pursuant to a financing transaction approved by shareholders at the 2009 annual meeting, which shares have limited voting rights. Pursuant to a Convertible Note Purchase Agreement entered into between the Company and the holders of this common stock, such shares may not be voted unless another party acquires 10% of the common stock of the Company, the Company proposes a business combination transaction with a party other than Sellers Capital, LLC or SAF Capital Fund, LLC, or a matter is submitted for the vote of the Company’s shareholders that requires the affirmative vote of more than 50% of the common stock outstanding.   Of the shares acquired in the 2009 financing, Sellers Capital continues to hold 15,430,179 shares, and the number of shares held by SAF Capital is not known by the Company.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear the expense of preparing, printing, mailing and otherwise distributing this proxy statement. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by mail, telephone, facsimile, or other electronic means, by our directors, officers and regular employees, without additional compensation.  We also expect to use the services of Alliance Advisors, LLC, to assist in the solicitation of proxies, at an estimated cost of $12,000 plus reasonable out-of-pocket expenses.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or
•	attending the annual meeting and voting in person.

Please note, however, that if the record holder of your shares is a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (i) your beneficial ownership of the shares; and (ii) that the broker, bank or other nominee is not voting the shares at the meeting.

Proxy Cards and Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date.

If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the Board of Directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

1.	“FOR” each of the five nominees for election as director;

2.	“FOR” the ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm for our fiscal year ending February 28, 2015, referred to as “fiscal year 2015”;

3.	“FOR” the approval, by advisory, non-binding vote, of compensation of our named executive officers; and

4.
“FOR” the approval of the resolution authorizing the Board of Directors to amend the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

The shares represented by the enclosed proxy may also be voted by the named proxies in their discretion on such other business as may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.

Election of Directors

Our Board of Directors, upon recommendation of its independent directors, has nominated Douglas Banker, Jack Jacobs, Rick Kraniak, Mark Sellers, and Samuel Weiser for election at the annual meeting. If elected, each will serve a one-year term expiring at our next annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death. Background information about the nominees is provided in Proposal No. 1.

Each of the nominees has consented to serve if elected. If any of them becomes unable or unwilling to serve as a director before the annual meeting, our Board of Directors may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee. Our Board of Directors alternatively could decide to reduce the size of our Board to the extent permitted by our Articles of Incorporation, Bylaws and applicable laws. We presently do not know of any reason why any nominee will be unable or unwilling to serve.

Our Board of Directors recommends that you vote “FOR” the election of these nominees.

Ratification of Our Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Cherry Bekaert LLP as our independent registered public accounting firm for our fiscal year 2015. The selection will be presented to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry Bekaert LLP, then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm. Even if our shareholders ratify the selection, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

 Our Board of Directors recommends that you vote “FOR” the ratification of the selection of Cherry Bekaert LLP to serve as our independent registered public accounting firm.

Advisory Resolution to Approve Compensation of our Named Executive Officers

We are asking our shareholders to approve on an advisory, non-binding basis our named executive officer compensation.  The Board recommends a “FOR” vote because it believes that our compensation policies and practices are effective in achieving the Company’s goals of aligning executives’ compensation with overall business strategies, attracting and retaining highly qualified executives and providing incentives that drive shareholder value.

Our Board of Directors recommends that you vote “FOR” approval of the compensation of our named executive officers.

Resolution to Approve a 1-for-10 Reverse Stock Split

     We are asking our shareholders to approve a resolution to authorize the Board of Directors to amend the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-10. The number of shares of common stock that the Company is authorized to issue will not be adjusted in connection with the reverse stock split. The Board believes that implementing a reverse stock split will increase the market price per share of our common stock and allow the Company to maintain the listing of its common stock on the Nasdaq Stock Market. In addition, the Board believes that a higher price per share could result in an increased level of institutional stock ownership and, therefore, provide the Company with better opportunities to raise capital to fund the Company’s operations, expand its business and execute on its business plan. The Board has reserved the right to abandon the reverse stock split, even if approved by our shareholders, if the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company or its shareholders.

Our Board of Directors recommends that you vote “FOR” the resolution to authorize the Board of Directors to amend the Company’s Articles of Incorporation to implement a reverse stock split of the Company’s common stock at a ratio of 1-for-10.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast by the shares of our common stock entitled to vote in the election. The affirmative vote of the holders of a majority of the shares of our common stock present at the annual meeting and cast on the proposal will be required to ratify the selection of the independent registered public accounting firm and to approve compensation of our named executive officers on an advisory, non-binding basis (without regard to broker non-votes).  The affirmative vote of a majority of the shares of our common stock outstanding will be required to approve the reverse stock split.

The selection of Cherry Bekaert LLP is being presented to our shareholders for ratification. Our Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Abstentions (including instructions to withhold authority to vote for one or more director nominees) are counted for purposes of determining a quorum, but will have no effect on the outcome of the election of directors, ratification of the independent registered public accounting firm or advisory vote on compensation of our named executive officers.  Because the resolution approving the reverse stock split requires the vote of a majority of our shares of common stock outstanding, an abstention with regard to that agenda item will have the same effect as a vote against the resolution.

Effect of “Broker Non-Votes”

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if shareholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. The ratification of the selection of our independent registered public accounting firm (Proposal 2) and, we believe, approval of the reverse stock split (Proposal 4) will be considered a routine matters for which brokers and other nominees may vote shares they hold in street name, even in the absence of voting instructions from the beneficial holder.  The election of directors (Proposal 1) and approval of the compensation of our named executive officers (Proposal 3) are not considered routine matters, and the broker cannot vote the shares on these proposals if it has not received voting instructions from the beneficial owner of the shares.

Cumulative Voting

Our shareholders have no cumulative voting rights in the election of directors.

Dissenters’ Rights

Under Florida law, our shareholders do not have dissenters’ rights with respect to any proposal to be considered at the annual meeting.

Annual Report

We have enclosed with this proxy statement our Annual Report on Form 10-K, excluding exhibits attached to our Form 10-K, for our fiscal year ended February 28, 2014, referred to as “fiscal year 2014” or “fiscal 2014.” The report includes our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Annual Report by:

•	accessing our website located at www.prxi.com;
•	writing to us at: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary; or
•	telephoning us at (404) 842-2600 or Alliance Advisors, LLC at (973) 873-7721.

You can also obtain a copy of our Annual Report on Form 10-K for our fiscal year 2014 and the other periodic filings that we make with the SEC from the SEC’s EDGAR database located at www.sec.gov.

PROPOSAL NO. 1

Election of Directors

Nominees Proposed for Election as Directors at the Annual Meeting

Five directors are proposed to be elected at the annual meeting to serve until our 2015 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.  Our Bylaws to provide that the Board shall consist of three or more directors as determined from time to time by resolution of the Board of Directors.

Upon the recommendation of our independent directors, the Board of Directors has nominated each of Douglas Banker, Jack H. Jacobs, Rick Kraniak, Mark A. Sellers, and Samuel S. Weiser to serve as our directors.  Each nominee is a current director standing for re-election.

Any vacancy existing between shareholders’ meetings, including vacancies resulting from an increase in the number of directors or the resignation or removal of a director, may be filled by the Board of Directors. A director elected to fill a vacancy shall hold office until our next annual meeting of shareholders.

The Board of Directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine.

Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted “FOR” the election of all five director nominees.

So that you have information concerning the independence of the process by which our Board of Directors selected the nominees, we confirm, as required by the SEC, that (1) there are no family relationships among any of the nominees or among any of the nominees and any officer and (2) there is no arrangement or understanding between any nominee and any other person pursuant to which the nominee was selected.

The directors of Premier have diverse backgrounds that provide experience and expertise in a number of areas particularly relevant to the Company. Our independent directors consider the particular qualifications and experience of directors standing for re-election and potential nominees for election and strives to nominate a Board that has expertise in a number of areas critical to the Company.  The particular qualifications of the directors nominated for election in this proxy statement are noted below their biographies.

Name and Background	Director Since

Douglas Banker, age 62, has served as one of our directors since August 2000. Mr. Banker’s more than 35 years of experience in the entertainment industry includes major market concert production and promotions; providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; as well as the development and management of international concert tours. Mr. Banker is currently Vice President of McGhee Entertainment, a successful artist management company with offices in Los Angeles and Nashville. Mr. Banker also served as President of the Board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000.

The Board believes that Mr. Banker’s entertainment and marketing experience and his experience in international markets makes him well suited to service on the Board of Directors of the Company.
2000

Jack H. Jacobs, age 69, rejoined the Board in August of 2014, having previously served from February 2009 through February 2011. Mr. Jacobs has been a principal of The Fitzroy Group, Ltd., a firm that specializes in the development of residential real estate in London and invests both for its own account and in joint ventures with other institutions, for the past five years.  He has held the McDermott Chair of Politics at West Point since 2005 and has served as an NBC military analyst since 2002. Mr. Jacobs was a co-founder and Chief Operating Officer of AutoFinance Group Inc., one of the firms to pioneer the securitization of debt instruments, from 1988 to 1989; the firm was subsequently sold to KeyBank.  He was a Managing Director of Bankers Trust Corporation, a diversified financial institution and investment bank, where he ran foreign exchange options worldwide and was a partner in the institutional hedge fund business.  Mr. Jacobs’ military career included two tours of duty in Vietnam where he was among the most highly decorated soldiers, earning three Bronze Stars, two Silver Stars and the Medal of Honor, the nation’s highest combat decoration.  He retired from active military duty as a Colonel in 1987.  Mr. Jacobs received a Bachelor of Arts and a Masters of Arts from Rutgers University.  He currently serves as a director of Paragon Technologies, Inc. and has served within the last five years on the board of SED International Holdings, Inc.

The Board believes that Mr. Jacob’s financial expertise, public company experience and leadership skills make him well suited to service on the Board of Directors of the Company.
2014

Rick Kraniak, age 64, joined the Board of Directors in August of 2014 and has previously served as a consultant to the Company from 2005 to 2008.  His entrepreneurial background includes launching a number of businesses in the media and entertainment, health, software, Internet, and technology verticals.  Since February 2005, Mr. Kraniak has been an owner of RK Consulting, a privately held company providing consulting services in media, entertainment and health care industries.  Through RK Consulting, he currently serves as an advisor to Cavendish Global, a privately held company in the financial services industry, and Discount Coupons Corporation, a marketing company.  From May 2011 to May 2014, Mr. Kraniak was a principal and chief strategic officer of Buzcast.com, a privately held digital technology company; from April 2007 to 2009, he was an advisor to, and shareholder in Tix Corporation, an entertainment company providing discount ticketing and discount dinner reservations; and from 2006 to 2008, he was a senior advisor at Beringea Limited, a London-based private equity firm.  From April 1974 to May 1996, Mr. Kraniak was an owner of Brass Ring Productions, which produced over 6,000 performances, including The Rolling Stones, Madonna, Elton John and Bruce Springsteen, among others.  Mr. Kraniak was previously a director of OptimizeRx Corp.

The Board believes that Mr. Kraniak’s experience in the entertainment industry makes him well suited to service on the Board of Directors of the Company.
2014

Mark A. Sellers, age 46, has served on the Board since July 2008, serving as Chairman of the Board from January 2009 to August 2014. Mr. Sellers has been the founder and managing member of Sellers Capital LLC, an investment management firm, since 2003. Sellers Capital LLC manages Sellers Capital Master Fund, Ltd., a hedge fund that is our largest shareholder. Prior to founding Sellers Capital LLC, Mr. Sellers was the Lead Equity Strategist for Morningstar, Inc., a provider of investment research.

The Board believes Mr. Sellers is qualified to serve as a director of the Company due to his extensive financial and investment experience. In addition, Mr. Sellers’ role as managing member of the Company’s largest shareholder provides a valuable shareholder perspective to the Board.
2008

Samuel S. Weiser, age 54, has served as Executive Chairman of the Board since August 2014.  Mr. Weiser is also the owner of Foxdale Management, LLC, a consulting firm founded by Mr. Weiser that provides operational consulting to asset management firms and litigation support services in securities related disputes.  Mr. Weiser served as Interim Chief Financial of the Company from May 2011 until June 27, 2011, served as Interim President and Chief Executive Officer from November 28, 2011 to June 29, 2012 and served as President and Chief Executive Officer from June 2012 through July 2014.  From February through October 2009 and from July 2010 through April 2011, Mr. Weiser provided consulting services to us through a consulting agreement.  He was the Chief Operating Officer of Sellers Capital LLC, an investment management firm, where he was responsible for all non-investment activities, from 2007 to 2010. Mr. Weiser remains a member of Sellers Capital LLC. Mr. Weiser is also an indirect investor in Sellers Capital Master Fund, Ltd., an investment fund managed by Sellers Capital LLC and Premier’s largest shareholder. From April 2005 to 2007, he was a Managing Director responsible for the Hedge Fund Consulting Group within Citigroup Inc.’s Global Prime Brokerage division.  Mr. Weiser also served as Chairman of the Managed Funds Association, a lobbying organization for the hedge fund industry, from 2001 to 2003. Mr. Weiser is also a former partner in Ernst & Young. Mr. Weiser also serves as a director of Paragon Technologies, Inc. and has served within the last five years on the board of  SED International Holdings, Inc.  He received a Bachelor of Arts in Economics from Colby College and a Master of Science in Accounting from George Washington University.

The Board believes that Mr. Weiser’s service as our Chief Executive Officer and extensive financial and operational consulting experience makes him qualified to serve as Executive Chairman and a member of the Board of Directors.
2009

In addition to the specific qualifications noted above, the Corporate Governance and Nominating Committee or our independent directors as a group consider a number of other factors in choosing director nominees, including Board dynamics, reputation of potential nominees, recommendations of other directors and of shareholders, and how the nominee will contribute to the diversity of the Board.  The Corporate Governance and Nominating Committee views diversity broadly, seeking to nominate individuals from varied backgrounds, perspectives and experiences.  The Corporate Governance and Nominating Committee does not have a specific written policy on the diversity of the Board of Directors at this time.

Required Vote for Approval

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election.

Recommendation of Our Board of Directors

Our Board of Directors recommends that shareholders vote FOR the election to the Board of each of the above nominees.

PROPOSAL NO. 2

Ratification of Selection of
Our Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has selected Cherry Bekaert LLP as our independent registered public accounting firm for our fiscal year 2015. We will present this selection to our shareholders for approval at the annual meeting. Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry Bekaert LLP, then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm. Even if our shareholders ratify the selection, the Audit Committee may, in its discretion, direct the selection of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the selection of Cherry Bekaert LLP  to serve as our independent registered public accounting firm. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies “FOR”  this proposal.

Fees Paid to Cherry Bekaert LLP

We incurred the following fees to Cherry Bekaert LLP for fiscal years 2013 and 2014:

	Fiscal Year 2013	Fiscal Year 2014
Audit fees	$240,046	$220,000
Audit-related fee	170,894	---
Tax fees	---	---
All other fees	---	---
Total	$410,940	$220,000

Audit fees for fiscal year 2013 and 2014 included fees associated with audits of our financial statements and reviews of our financial statements included in our quarterly reports on Form 10-Q.  Audit related fees for fiscal year 2013 include fees associated with audit related purchase accounting assistance and the audit of an acquired business.  We did not pay any other fees to our independent registered public accounting firm for fiscal year 2013 or fiscal year 2014.

Policy on Pre-Approval of Services Provided by Independent Registered Public Accounting Firm

The engagement of our independent registered public accounting firm for any non-audit accounting and tax services to be performed for us is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services.  Cherry Bekaert LLP was engaged to perform only audit services in fiscal year 2014.  Pursuant to the Sarbanes-Oxley Act of 2002 and the Audit Committee’s charter, the Audit Committee is responsible for the engagement of our independent registered public accounting firm and for pre-approving all audit and non-audit services provided by our independent registered public accounting firm that are not prohibited by law.

The Audit Committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The Audit Committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process includes making a determination as to whether non-audit services are consistent with the SEC’s rules on auditor independence. The Audit Committee has delegated pre-approval authority to the chairman of the Audit Committee, subject to reporting any such approvals at the next Audit Committee meeting. The Audit Committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval.

Our Audit Committee has pre-approved all services performed by our independent registered public accounting firm in fiscal year 2014.  The pre-approval requirements are not applicable with respect to the provision of de minimis non-audit services that are approved in accordance with the Securities Exchange Act of 1934, as amended, and our Audit Committee’s charter.

Representatives of Cherry Bekaert LLP are expected to be present at the Annual Meeting of Shareholders, with the opportunity to make a statement if they so desire, and available to respond to appropriate questions.

Required Vote for Approval

Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock present at the annual meeting and cast on the proposal.  Selection of our independent registered accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, we are submitting this matter to our shareholders as a matter of good corporate governance. If our shareholders do not approve on an advisory basis our selection of Cherry Bekaert LLP, then the Audit Committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Recommendation of Our Board of Directors

Our Board of Directors recommends that you vote FOR the ratification of the selection of Cherry Bekaert LLP as our independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is currently comprised of Mr. Jacobs (chairman), Mr. Banker and Mr. Kraniak, each of whom is independent in accordance with the listing standards of the NASDAQ Stock Market.  During fiscal 2014, the Audit Committee was comprised of Mr. Bernard (chairman), Mr. Adams, Mr. Palley and Mr. Steinberg, each of whom was independent in accordance with the listing standards of the NASDAQ Stock Market. Mr. Palley served on the Committee until his resignation from the Board of Directors on March 20, 2014.  Mr. Steinberg became a member of the Committee on January 8, 2014.  Mr. Bernard, Mr. Adams and Mr. Steinberg served on the Committee until their resignation from the Board of Directors on August 25, 2014.  Mr. Jacobs was appointed chairman of the Committee and Mr. Kraniak was appointed a member of the Committee on August 25, 2014.  Mr. Banker was appointed a member of the Committee on October 13, 2014  The Audit Committee met four times in fiscal year 2014.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee’s charter, as adopted by the Board of Directors in April 2006.

The Audit Committee oversees the financial reporting process for the Company on behalf of the Board of Directors, and has other duties and functions as described in its charter.

Company management has the primary responsibility for the Company’s financial statements and the reporting process. The Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee has:

•	reviewed and discussed the Company’s audited financial statements for fiscal year 2014 with management and the independent registered public accounting firm;
•
discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 16,  “Communications with Audit Committees,” as adopted, amended, modified or supplemented by the Public Company Accounting Oversight Board; and

•
received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence.

When evaluating Cherry Bekaert’s independence, the Audit Committee discussed with Cherry Bekaert any relationships that may impact such firm’s objectivity and independence. The Audit Committee has also considered whether the provision of non-audit services by Cherry Bekaert  is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Cherry Bekaert’s independence from the Company and its management.  Cherry Bekaert  provided only audit services to the Company in fiscal year 2014.

The Audit Committee discussed with the Company’s accounting personnel performing internal audit functions and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the accounting personnel performing internal audit functions and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2014 for filing with the Securities and Exchange Commission. The Audit Committee has also selected the Company’s independent registered public accounting firm for the fiscal year ending February 28, 2015, and has submitted such selection for ratification by the Company’s shareholders at the annual meeting.

Audit Committee: Jack H. Jacobs, Chairman Douglas Banker Rick Kraniak

PROPOSAL NO. 3

Advisory Vote to Approve Named Executive Officer Compensation

We are requesting that our shareholders approve, by advisory, non-binding vote, the compensation of our named executive officers, as such compensation is reflected in our Executive Compensation discussion in this proxy statement. This “Say-on-Pay” vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). While the Say-on-Pay vote is advisory, and therefore not binding on the Board, the Compensation Committee will consider the results of any significant vote against the compensation of the named executive officers and determine whether any actions are necessary or advisable to address the concerns expressed by shareholders.  Upon the recommendation of the shareholders of the Company at the 2013 Annual Meeting, the Board of Directors has determined to conduct an advisory vote on named executive officer compensation every year. The next “Say-on-Pay” vote will occur at our 2015 Annual Meeting of Shareholders.

 Our executive compensation program has been designed by our Compensation Committee. The executive compensation program is designed to align executives’ compensation with our overall business strategies, attract and retain highly qualified executives, and provide incentives that drive shareholder value. The Compensation Committee approved a mix of salary and cash and equity incentive compensation that it believes best serves the interests of the Company and its shareholders in achieving those objectives.

 The compensation of our named executive officers in fiscal 2014 consisted primarily of the following components, all as described more fully in the Executive Compensation section.

•	Base Salary.
•	Annual Bonus: The annual bonuses paid under the Annual Incentive Plan and individual executive employment agreements are based on performance against financial and operational metrics.
•
Equity Incentive Plan Awards: The Company’s long-term equity incentive awards under the 2009 Equity Incentive Plan target longer-term achievement of Corporate objectives and are designed to create an ownership culture among the executives of the Company. Grants under the 2009 Equity Incentive Plan include stock options, time-based restricted stock units, and stock appreciation rights.

The Board of Directors and its Compensation Committee believe the program for compensation of the named executive officers is appropriately designed to support the Company’s goals and has an appropriate mix of cash and equity and an appropriate balance between short-term and long-term compensation. Accordingly, the Board of Directors recommends that shareholders approve the program by approving the following advisory resolution:

RESOLVED, that the shareholders of the Company approve, on an advisory, non-binding basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the narrative descriptions of the compensation program, the fiscal 2014 Summary Compensation Table and the other related tables and disclosures.

Required Vote for Approval

Under Florida law and under our Articles of Incorporation, actions such as the resolution on named executive officer compensation are approved, so long as a quorum for the meeting exists, if the number of votes cast favoring the action exceeds the number of votes cast opposing the action. Abstentions or shares that are not voted are not “cast” for this purpose. You should note that brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item.

Recommendation of our Board of Directors

Our Board of Directors  recommends a vote FOR the resolution approving the compensation of the Company’s named executive officers.

PROPOSAL NO. 4

Resolution Authorizing the Board of Directors to Amend the Company’s
Articles of Incorporation to Implement a 1-for-10 Reverse Stock Split of the
Company’s Common Stock

General

The Board of Directors has approved and is seeking shareholder approval of a resolution to authorize the Board, without further action of the shareholders, to amend our Articles of Incorporation (the “Articles of Incorporation”), to implement a reverse stock split of the Company’s common stock, par value $0.0001 per share, at a ratio of 1-for-10 at any time prior to April 30, 2015.

If this proposal is approved by our shareholders, the Board of Directors will have the authority, without further action on the part of the shareholders, to implement the reverse stock split at a 1-for-10 ratio by filing an amendment to the Articles of Incorporation with the Florida Department of State, Corporations Division. For the reasons discussed below, we anticipate that the reverse stock split, if this proposal is approved by our shareholders, will be implemented as soon as practicable following the Annual Meeting but in no event no later than April 30, 2015. However, if the amendment to the Articles of Incorporation has not been filed with the Florida Department of State by the close of business on April 30, 2015, the Board of Directors will abandon the amendment and will not have the authority to implement the reverse stock split without again seeking and obtaining approval from our shareholders.  The Board has reserved the right to abandon the reverse stock split, even if approved by our shareholders, if the Board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company or its shareholders.

Except for any changes as a result of the treatment of fractional shares, each shareholder will hold the same percentage of our common stock outstanding immediately after the reverse stock split as such shareholder held immediately prior to the reverse stock split. The proposed reverse stock split will not affect the number of shares of common stock authorized in the Articles of Incorporation, which is 65,000,000. Because the number of shares of authorized common stock will not be affected, the effect of the proposed reverse stock split will be an increase in the authorized, but unissued, shares of common stock.   These additional shares could be used by us in the future for various purposes without further shareholder approval (subject to applicable NASDAQ  Listing Rules), including, among other things: (i) raising capital necessary to fund our future operations or to satisfy our indebtedness and other obligations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of, or combination with, other businesses.

The form of the proposed amendment to the Articles of Incorporation to effect the reverse stock split (the “Reverse Stock Split Amendment”) is attached to this Proxy Statement as Appendix A; provided, however, that the text set forth in Appendix A is subject to such changes as may be required by the Florida Department of State or as the Board of Directors deems reasonably necessary and advisable to implement the reverse stock split.

Reasons for the Reverse Stock Split

The primary reason for implementing a reverse stock split would be to increase the market price per share of our common stock in order to allow the Company to maintain the listing of its common stock on the Nasdaq Stock Market. In addition, the Board believes that a higher price per share could result in an increased level of institutional stock ownership and, therefore, provide the Company with better opportunities to raise capital to fund the Company’s operations, expand its business and execute on its business plan.

Our common stock trades on the NASDAQ Stock Market, which we believe helps support and maintain stock liquidity and company recognition for our shareholders. Companies listed on the NASDAQ Stock Market, however, are subject to various continued listing standards imposed by the NASDAQ Stock Market. One of these standards is the “minimum bid price” requirement, which requires that the bid price of the common stock of listed companies be at least $1.00 per share. A listed company risks being delisted and removed from the NASDAQ Stock Market if the closing bid price of its stock remains below $1.00 per share for an extended period of time.

On March 24, 2014, we received notice from NASDAQ stating that, due to our continued non-compliance with the $1.00 minimum bid price requirement for continued listing on the NASDAQ Global Market tier, we were subject to delisting pending request of a hearing before the NASDAQ listing panel or a transfer of listing to the NASDAQ Capital Market tier. We subsequently requested a transfer to the NASDAQ Capital Market tier and our request was approved. Our listing on the NASDAQ Capital Market tier became effective November 3, 2014. We now have a period of 180 calendar days, or until April 20, 2015, for our closing bid price to meet or exceed $1.00 per share for a minimum of 10 consecutive business days. If this initial compliance period were to expire, we could request a hearing which would stay any delisting action in connection with the notice and allow the continued listing of our common stock until the panel renders a decision subsequent to the hearing. We believe the implementation of a reverse stock split would likely increase the price of our stock such that we would be able to meet the $1.00 minimum bid requirement and thereby maintain our compliance with the NASDAQ listing standards.

Effecting the proposed reverse stock split would reduce our total shares of common stock outstanding, which we believe would increase the price per share of our common stock. For example, a hypothetical company with a market value of $50 million and 100 million shares outstanding would have a trading price of $0.50 per share, while a company with the same market value and only 10 million shares outstanding would have a trading price of $5.00 per share.  Note that this example is for illustration only.  While we believe the reverse stock split will increase the price per share of our common stock, there is no guarantee that this increase will be proportionate to the reduction in the total shares outstanding.

We also believe that the increased market price of our common stock expected as a result of implementing the reverse stock split will improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total stock value than would be the case if the stock price were substantially higher. Note, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse stock split given the reduced number of shares that would be outstanding after the reverse stock split is implemented.

For the above reasons, we believe the reverse stock split is in the best interests of the Company and our shareholders. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances is varied. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the reverse stock split is implemented or that the market price per share after the reverse stock split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors unrelated to the number of shares outstanding, including our future performance. We also cannot assure you that our common stock will not be delisted in the future due to a failure to meet NASDAQ’s other continued listing requirements even if the reverse stock split is implemented.

Determination of Ratio

The ratio of the reverse stock split, if approved and implemented, will be a ratio of 1-for-10. In determining the reverse stock split ratio, the Board considered numerous factors including the historical and projected price of our common stock, market and general economic conditions, the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our ability to continue the common stock’s listing on the NASDAQ Stock Market, and the potential effect of the reverse stock split on our market capitalization.

Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each shareholder will hold the same percentage of our outstanding common stock immediately following the implementation of the reverse stock split as that shareholder held immediately prior to the reverse stock split. On December 18, 2014, we had 49,095,002 shares of common stock issued and outstanding, out of 65,000,000 authorized shares.  At December 18,  2014, we had reserved 963,356 shares for future issuance, consisting of (i) 911,663 shares of common stock potentially issuable upon exercise of outstanding options and (ii) 51,693 shares of common stock potentially issuable upon vesting of outstanding restricted stock units. All of these share numbers will be adjusted in accordance with the ratio of the reverse stock split. With respect to outstanding options, the exercise prices of the options would increase by a factor of 10 and the number of shares of our common stock issuable upon the exercise of the options would decrease by a factor of 10.

After the reverse stock split is implemented, for every 10 shares of our common stock that a shareholder owns they will be combined and converted into a single share of our common stock. We estimate that following the implementation of the reverse stock split we would have approximately the same number of shareholders. Except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split alone would not change any shareholder’s proportionate ownership interest in the Company. The implementation of the reverse stock split may, however, increase the number of shareholders of the Company who own “odd lots” of less than 100 shares of our common stock. Odd lots may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

Because the number of shares of authorized common stock will not be affected, the proposed reverse stock split will result in an increase in the authorized, but unissued, shares of common stock. The reverse stock split will not affect the par value of our common stock.

After the reverse stock split, the number of shares of common stock authorized for issuance will remain 65,000,000, the approximate number of shares of common stock that will remain outstanding following the reverse stock split will be 4,911,110, the approximate number of shares of common stock reserved for future issuance upon exercise of outstanding options and vesting of outstanding restricted stock units will be 96,336, and the number of unreserved shares of common stock available for future issuance following the reverse stock split will be approximately 59,993,963. These figures are based on shares of common stock issued and outstanding as of December 18, 2014 and shares reserved for future issuance as of December 18, 2014.

As reflected in the figures above, the number of authorized shares of our common stock will not be reduced by the reverse stock split. Accordingly, the reverse stock split will have the effect of creating additional unissued and unreserved shares of our common stock. We have no current arrangements or understandings providing for the issuance of any of the additional authorized and unreserved shares of our common stock that would be available as a result of the proposed reverse stock split. However, these additional shares could be used by us for various purposes in the future without further shareholder approval (subject to applicable NASDAQ Listing Rules), including, among other things: (i) raising capital necessary to fund our future operations or to satisfy our indebtedness and other obligations, (ii) providing equity incentives to our employees, officers, directors and consultants, (iii) entering into collaborations and other strategic relationships and (iv) expanding our business through the acquisition of, or combination with, other businesses.

Although the Board expects that the reduction in outstanding shares of common stock will result in an increase in the per share price of the Company’s common stock, there is no assurance that such a result will occur. Similarly, there is no assurance that if the per share price of the Company’s common stock increases as a result of the reverse stock split, that such increase in the per share price will be permanent, as the per share price will be dependent on numerous factors including the performance of the Company. Should the per share price of our common stock decline after implementation of the reverse stock split, the percentage decline could be greater than would occur in the absence of the reverse stock split.  In addition, the reduced number of shares after the reverse split could negatively impact the liquidity of our common stock, potentially negating the effect of the anticipated increased interest in the Company’s stock due to the higher per share price.

The reverse stock split could also be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. It is sometimes the case that the reverse-split adjusted stock price and market capitalization of companies that effect a reverse stock split decline.

One of the purposes for the proposed reverse stock split is to regain compliance with the Minimum Bid Price Rule of the NASDAQ Stock Market. However, there can be no assurance that the reverse stock split alone will guarantee the continued listing of our common stock on the NASDAQ Stock Market. If we are unable to regain compliance with the Minimum Bid Price Rule of the NASDAQ Stock Market and our common stock is delisted from the NASDAQ Stock Market, our liquidity and stock price may be negatively affected.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, shareholders who otherwise would be entitled to receive a fractional share of common stock as a consequence of the reverse stock split will receive a number of shares rounded up to the next whole share of common stock.

Exchange of Stock Certificates

The combination of, and reduction in, the number of shares of our outstanding common stock as a result of the reverse stock split will occur automatically on the date that the Reverse Stock Split Amendment is filed with the Florida Department of State (the “Effective Date”), without any action on the part of our shareholders and without regard to the date that stock certificates representing the outstanding shares of our common stock prior to the Effective Date are physically surrendered for new stock certificates.

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock that such shareholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each shareholder should surrender the certificates representing our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. New certificates will not be issued to a shareholder until the shareholder has surrendered his or her outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent.

If your shares are held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the shareholder of record. We intend to treat shareholders holding common stock in street name in the same manner as registered shareholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in street name. However, these banks, brokers or other nominees may have different procedures than registered shareholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Any shareholder whose certificate has been lost, destroyed or stolen will be entitled to a new certificate only after complying with the requirements that we and our transfer agent customarily apply in connection with replacing lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any old certificate, except that if any new certificate is to be issued in a name other than that in which the old certificate(s) are registered, it will be a condition of such issuance that (i) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (ii) the transfer complies with all applicable federal and state securities laws, and (iii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

SHAREHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR TRANSFER AGENT.

Accounting Consequences

The par value of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, our stated capital, which consists of the par value per share of the common stock multiplied by the aggregate number of shares of the common stock issued and outstanding, will be reduced proportionately at the effective time of the reverse stock split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share, net income and other per share amounts will be increased as a result of the reverse stock split because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

Although in certain circumstances the increased proportion of unissued authorized shares to issued shares could have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company and another company), the proposed reverse stock split is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of the Company, and it is not part of a plan by management to recommend a series of similar actions to the Board and shareholders. Other than seeking approval for the Board to amend the Articles of Incorporation to effect the reverse stock split, the Board currently does not contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to effect a change control of the Company.

No Appraisal Rights

Under the Florida Business Corporations Act, our shareholders are not entitled to appraisal rights with respect to our proposed reverse stock split, and we will not independently provide our shareholders with any such rights.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the implementation of the reverse stock split, the Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act, and the implementation of the proposed reverse stock split will not cause the Company to go private.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split to holders of our common stock. It addresses only U.S. shareholders who hold the pre-reverse stock split common stock and post-reverse stock split common stock and fractional shares as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and does not account for or consider the federal income tax consequences to shareholders in light of their individual investment circumstances or to shareholders subject to special treatment under the federal income tax laws, including but not limited to:

•	banks, financial institutions, thrifts, mutual funds or trusts;
•	tax-exempt organizations;
•	insurance companies;
•	dealers in securities or foreign currency;
•	real estate investment trusts, personal holding companies, regulated investment companies, or passive foreign investment companies;
•	foreign or United States expatriate shareholders;

•	shareholders who are not “United States persons,” as defined in Section 7701 of the Code;
•	controlled foreign corporations;
•	shareholders with a functional currency other than the U.S. dollar;
•	shareholders who hold the pre-reverse stock split common stock as part of a straddle, hedge, constructive sale, conversion transaction, or other integrated investment;
•	shareholders who hold the pre-reverse stock split common stock as “qualified small business stock” within the meaning of Section 1202 of the Code;
•	common trusts;
•	traders, brokers, or dealers in securities who elect to apply a mark-to-market method of accounting;
•	partnerships or other pass-through entities or investors in such entities;
•	shareholders who are subject to the alternative minimum tax provisions of the Code;
•	shareholders who acquired their pre-reverse stock split common stock pursuant to the exercise of employee stock options, through a tax-qualified retirement plan, or otherwise as compensation; or
•	holders of warrants or stock options.

In addition, this discussion does not address any tax considerations under state, local, gift, estate or foreign tax laws.

This summary is based upon the Code, existing and proposed U.S. Treasury regulations promulgated thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof and all of which are subject to differing interpretations. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the reverse stock split to vary substantially from the consequences described herein. Further, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance or guarantee that the IRS would agree with the conclusions set forth in this summary. This information is not intended as tax advice to any person and may not be relied upon to avoid penalties.

 SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, GIFT, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION OR AUTHORITY.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of our common stock in order for the reverse stock split in connection with the recapitalization. The tax consequences discussed below assume that the reverse stock split is treated as a recapitalization and that the common stock is held by each shareholder as a capital asset:

•	A shareholder generally will not recognize gain or loss as a result of the reverse stock split.
•
A shareholder’s aggregate tax basis of the post-reverse stock split common stock and fractional shares received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse stock split common stock exchanged therefor.

•	A shareholder’s holding period for the common stock and fractional shares received in the reverse stock split will include the holding period of the pre-reverse stock split common stock exchanged.
•	No gain or loss for federal income tax purposes will be recognized by the Company as a result of the reverse stock split.

The foregoing discussion is intended only as a summary of certain U.S. federal income tax consequences of the reverse stock split and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences of the reverse stock split.

Required Vote for Approval

Under Florida law and under our Articles of Incorporation, actions such as the resolution on the reverse stock split are approved by the affirmative vote of the holders of shares representing a majority of all of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote.  You should note that brokers do not have the authority to vote their customers’ shares on this matter if they do not receive instructions as to how to vote on this item.

Recommendation of our Board of Directors

Our Board of Directors recommends a vote FOR the resolution approving the Reverse Stock Split Amendment.

CORPORATE GOVERNANCE

Board and Committee Meetings

As of February 28, 2014, the Board of Directors consisted of seven members.  During fiscal year 2014, the Board of Directors met sixteen times.  Each director attended not less than 75% of the aggregate number of meetings of the Board and meetings of all committees on which such director served.

Our Board of Directors has affirmatively determined that each of Messrs. Banker, Jacobs, Kraniak and Sellers qualifies as independent in accordance with the listing standards of the NASDAQ Stock Market, except that Mr. Sellers would not be independent for purposes of serving on our Audit or Compensation Committees due to his affiliation with Sellers Capital Master Fund, Ltd., our largest shareholder.  Our Board of Directors has also previously affirmatively determined that each of Messrs. Adams, Bernard, Palley and Steinberg qualified as independent in accordance with the listing standards of the NASDAQ Stock Market during their service as directors. Mr. Weiser is an executive officer of the Company, and, therefore, Mr. Weiser is not an independent director. The independent directors meet regularly in executive sessions, which take place at least twice a year.

Board Leadership Structure

The Board of Directors has determined that having a Chairman separate from the Chief Executive Officer is in the best interest of the Company and its shareholders at this time.  Separation of the Chairman and CEO position is viewed as a corporate governance “best practice” and the Board believes this structure provides for very effective monitoring and evaluation of executive performance.  The Board does not have a policy requiring separation of Chairman and CEO roles and reassesses this determination on a periodic basis based on the Company’s circumstances.  Mr. Weiser currently serves as the Executive Chairman of the Board of Directors.  The Board elected Mr. Weiser its Executive Chairman so that he might, among other things, provide additional support to the Company’s management team with his unique leadership capability, particularly as the Company navigates through difficult financial times and is exploring financing alternatives.  With a majority of the Board composed of independent directors, the Board does not believe that the Chairman must at all times be an independent director to ensure appropriate oversight by the Board.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee as standing committees. The Board of Directors establishes other committees as needed to assist the Board of Directors.  The current charters of each of the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are available on our website located at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” In addition, our Code of Ethics is available on our website located at www.prxi.com under the heading “Investor Relations”.  The information contained on our website is not a part of this proxy statement.

Audit Committee

Our Audit Committee was formed in April 2006. The current members of the Audit Committee are Mr. Jacobs (Chairman), Mr. Banker and Mr. Kraniak.  Mr. Palley served as a member of the Audit Committee until March 20, 2014, and Mr. Adams, Mr. Bernard and Mr. Steinberg served as members of the Audit Committee until August 25, 2014. Mr. Jacobs was appointed Chairman of the Committee and Mr. Kraniak was appointed a member of the Committee on August 25, 2014.  Mr. Banker was appointed a member of the Committee on October 13, 2014.  Our Board of Directors has determined that all of the members of the Audit Committee are independent in accordance with the listing standards of the NASDAQ Stock Market and applicable SEC rules. Our Board of Directors previously designated Mr. Adams and Mr. Bernard, the prior Audit Committee Chairman, as “Audit Committee financial experts” under applicable SEC rules. Our Board of Directors has designated Mr. Jacobs, our current Audit Committee Chairman, as an “Audit Committee financial expert” under applicable SEC rules.  See Proposal No. 1 for more information about Mr. Jacobs’ background and experience.

Our Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains and pre-approves audit and any non-audit services to be performed by our independent registered accounting firm; directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board of Directors. The Audit Committee’s report relating to fiscal year 2014 is included in this proxy statement. The Audit Committee met four times in fiscal year 2014.

Compensation Committee

Our Compensation Committee was formed in April 2006. The current members of the Compensation Committee are Mr. Kraniak (Chairman), Mr. Banker and Mr. Jacobs.  Mr. Adams and Mr. Steinberg served as members of the Compensation Committee until August 25, 2014. On August 25, 2014, Mr. Kraniak was appointed as Chairman of the Compensation Committee and Mr. Jacobs was appointed as a member of the Compensation Committee.  Our Board of Directors has determined that each of the members of our Compensation Committee is independent in accordance with the listing standards of the NASDAQ Stock Market and applicable SEC rules.  The Compensation Committee met three times in fiscal year 2014.

Our Compensation Committee discharges the responsibilities of our Board of Directors relating to the compensation of our executive officers. Among its duties, our Compensation Committee determines the compensation and benefits paid to our executive officers, including our President and Chief Executive Officer.  While the Compensation Committee has the authority to retain compensation consultants and other advisors to the Committee, currently the Compensation Committee does not utilize the services of compensation consultants or other outside advisors.

Our Compensation Committee annually reviews and determines salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of stock option awards and establishes the number of shares and other terms applicable to such awards.

Our Compensation Committee also considers the compensation paid to our Board of Directors, including equity-based awards. More information about the compensation of our non-employee directors is set forth in the section of this proxy statement titled “Director Compensation.”

In addition, our Compensation Committee is responsible for reviewing and discussing with management the executive compensation disclosures that SEC rules require be included in our annual proxy statement and performing such other tasks that are consistent with its charter.

Our Compensation Committee has the authority to delegate any of its responsibilities to subcommittees that are composed entirely of independent directors, as the Chairman of the Compensation Committee may deem appropriate.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating committee was formed in April 2006. The current members of the Corporate Governance and Nominating Committee are Mr. Banker (Chairman) and Mr. Sellers. The Board of Directors has determined that each member of our Corporate Governance and Nominating Committee is independent in accordance with the listing standards of the NASDAQ Stock Market.  The Corporate Governance and Nominating Committee met two times in fiscal year 2014.

Our Corporate Governance and Nominating Committee or a majority of all independent directors (the “Committee”) recommends the slate of director nominees for election to the Board of Directors.  The Committee is charged with identifying and recommending candidates to fill vacancies on the Board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the Committee periodically evaluates and assesses the performance of the Board of Directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the Board; reviews the composition of each committee of the Board and presents recommendations for committee memberships; reviews the compensation paid to non-employee directors; and reviews and recommends changes to its charter and to the charters of other Board committees.

The Board initially looks to nominating its existing directors for re-election to the Board as appropriate and assesses the needs of the Board as a whole.  The process to be followed by the Committee to identify and evaluate candidates includes (i) requests to Board members, our Chief Executive Officer, and others for recommendations, (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviews of selected candidates.

The Committee considers recommendations for nomination to the Board of Directors submitted by shareholders.

Our Bylaws set forth the requirements for the submission of such nominations by shareholders for election at a meeting of our shareholders. For a nomination to be made by a shareholder, such shareholder must have given timely notice in proper written form to us. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than 45 days nor more than 60 days prior to the date of the meeting of shareholders.

To be in proper written form, a shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the following information:

•	the name, age, business address and residence address of the person;
•	the principal occupation or employment of the person;
•	the class or series and number of shares of capital stock that are owned beneficially or of record by the person; and
•
any other information relating to the person that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act.

In addition, as to the shareholder giving the notice, the notice must set forth:

•	the name and record address of such shareholder;
•	the class or series and number of shares of capital stock that are owned beneficially or of record by such shareholder;
•
a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and
•
any other information relating to such shareholder that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Recommendations for nomination, together with appropriate biographical information, should be sent to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.  The qualifications of recommended candidates will be reviewed by the Corporate Governance and Nominating Committee.

In evaluating the suitability of candidates to serve on the Board of Directors, including shareholder nominees, the Corporate Governance and Nominating Committee seeks candidates who are independent pursuant to the listing standards of the NASDAQ Stock Market and who meet certain selection criteria established by the Committee. Committee also considers an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

Risk Oversight

The Board of Directors is responsible for the oversight of the Company’s risk management efforts.  While the full Board of Directors is ultimately responsible for this oversight function, individual committees may consider specific areas of risk from time to time as directed by the Board.  In addition, in accordance with applicable regulations and its charter, the Audit Committee periodically considers all financial risks of the Company.  Members of management responsible for particular areas of risk for the Company provide presentations, information and updates on risk management efforts as requested by the Board or a Board committee.  The Board’s role in the risk oversight does not affect the Board’s leadership structure.

Shareholder Communications

Shareholders and other interested parties may send correspondence by mail to the full Board of Directors or to individual directors. Shareholders should address such correspondence to the Board of Directors or the relevant Board members in care of: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.

All such correspondence will be compiled by our Secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the Board of Directors, one of the committees of the Board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Director Compensation

Our Board of Directors annually reviews and approves compensation for our non-employee directors. Generally, the Board of Directors sets director compensation at a level that is intended to provide an incentive for current directors to continue in their roles and for new directors to join our Board of Directors.

Director Compensation Plan

On November 19, 2013, the Board of Directors approved a director compensation plan for calendar year 2014. Under the plan, the Company paid an annual retainer of $50,000 to each non-employee director of the Company, to be paid half in equity and half in cash. Under the previous director compensation plan, the Company paid an annual retainer of $90,000, paid partly in cash and partly in stock.

Equity compensation was paid in the form of restricted stock units vesting on the earlier of (i) January 1, 2015, (ii) a change of control, or (iii) the day when a director ceased to serve on the Company’s Board of Directors. If a director ceased to be a member of the Company’s Board of Directors, his restricted stock units vested immediately and proportionately to the period of time served by the director during the year. The restricted stock units will be payable to the non-employee director, in shares of the Company’s common stock, within 20 days after becoming vested, and any units that do not vest were forfeited. Cash compensation was paid monthly.

On December 18, 2014, the Board of Directors approved a director compensation plan for calendar year 2015. As in 2014, under the plan, the Company will pay to each of Mr. Banker, Mr. Jacobs and Mr. Kraniak as non-employee directors of the Company an annual retainer of $50,000, to be paid half in equity and half in cash, with such equity to be granted on January 1, 2015 in the form of restricted stock units, pursuant to the Company's 2009 Equity Incentive Plan and on the same terms and conditions as in 2014.

Since he joined the Board of Directors in 2008, Mr. Sellers has waived all compensation for his services as a director and as Chairman of the Board. Mr. Weiser’s compensation is described in the section titled “Employment Agreements” in this proxy statement.

2014 Director Compensation Table

The following table sets forth information regarding the compensation of our non-employee directors for fiscal year 2014. Information about the compensation of Mr. Weiser for his services during fiscal year 2014 is fully reflected in the 2014 Summary Compensation table.  Mr. Jacobs and Mr. Kraniak were not directors during fiscal year 2014, so they are not included in this table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
William M. Adams (3)	54,167 (4)	25,000	—	—	79,167
Douglas Banker	54,167 (4)	25,000	—	—	79,167
Ronald Bernard (3)	54,167 (4)	25,000	—	—	79,167
Stephen Palley (3)	54,167 (4)	25,000	—	—	79,167
Mark A. Sellers (5)	—	—	—	—	—
Bruce Steinberg (3)	54,167 (4)	25,000	—	—	79,167
____________

(1)
Represents the full grant date fair value, computed in accordance with FASB ASC Topic 718 as disclosed in footnote 1 to the 2014 Summary Compensation Table, of restricted stock units granted to directors on January 1, 2014.  The restricted stock units were granted in connection with our director compensation program, under which each director receives half of his annual retainer in restricted stock units.  For the 2014 calendar year Messrs. Adams, Banker, Bernard, Palley, and Steinberg received 21,539 restricted stock units on January 1, 2014.  For the 2013 calendar year, each of Messrs. Adams, Banker, Bernard, Palley and Steinberg received 11,033 restricted stock units on January 1, 2013.  The pro-rated grant date fair value for the 2013 and 2014 awards that accrued over the 2014 fiscal year was $29,167 for Messrs. Adams, Banker, Bernard, Palley and Steinberg.

(2)
We did not grant any stock option awards to our non-employee directors for fiscal year 2014 or fiscal 2013. As of February 28, 2014, Mr. Banker had a vested stock option for 75,000 shares of common stock at a strike price of $3.65 with an expiration date of January 27, 2016.

(3)	Mr. Palley resigned from the Board of Directors on March 20, 2014. Messrs. Adams, Bernard and Steinberg resigned from the Board of Directors on August 25, 2014.
(4)
Represents the amount earned with respect to fiscal year 2014, which includes a portion of the calendar year 2013 director compensation plan and a portion of the calendar year 2014 director compensation plan.

(5)	Mr. Sellers has elected not to receive any compensation for his services as a Director or the Chairman of our Board of Directors.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend our annual meeting of shareholders.  All directors and nominees named in our proxy statement for the 2013 Annual Meeting of Shareholders were in attendance at that meeting.

Compensation Committee Interlocks and Insider Participation

No current member of our Compensation Committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2014 or fiscal year 2015 to date; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to SEC rules. In addition, none of our executive officers served: (i) as a member of the Compensation Committee (or any other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) as a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) as a member of the Compensation Committee (or any other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of our company.

EXECUTIVE OFFICERS

Samuel S. Weiser, age 54, serves as our Executive Chairman. Further information about Mr. Weiser is set forth in Proposal No. 1.

Michael J. Little, age 48 became our Interim Chief Executive Officer on June 13, 2014, our Chief Financial Officer on June 27, 2011 and our Chief Operating Officer on November 28, 2011.  Mr. Little was formerly a consultant with The Edge Group, LLC, a consulting practice specializing in strategic and tactical planning, acquisition services, complex financial modeling, investor presentations, organizational structure analysis, and new system implementation.  From 1997 through 2009, Mr. Little was employed by Feld Entertainment, a worldwide producer of live family entertainment, in various financial and strategic planning roles. He served as Chief Financial Officer of Feld Entertainment from 2004 to 2009.  Mr. Little received a Bachelor of Science degree from Towson State University and a Master of Science in Business from Johns Hopkins University.

John Norman, age 54, has served as President of Arts and Exhibition International, LLC (formerly PEM Newco, LLC), a subsidiary of Premier Exhibition Management, LLC, since June 25, 2012 and as President of Premier Exhibition Management, LLC since April 2, 2013.  Mr. Norman previously served as Vice President of SFX Exhibitions and as Co-President and Chief Operating Officer of Clear Channel Communications which acquired SFX in 2000.  In 2002, Mr. Norman founded Arts & Exhibitions International (AEI) and served as its President until it was acquired by AEG Live in 2007. Mr. Norman served as President of the Arts and Exhibitions International division of AEG Live, until the Company’s April 2012 acquisition of substantially all of its assets.

EXECUTIVE COMPENSATION

Executive Compensation Overview

Fiscal 2014. During fiscal 2014, the Compensation Committee and the Company focused on several objectives:

•	to attract and retain talented individuals to lead the Company;
•	to emphasize at-risk components of compensation, in the form of performance-based annual incentives dependent upon annual financial goals or equity compensation with time based vesting;
•
to focus on pay for performance, by conditioning payment of any annual bonus components of individual executive employment agreements on specific and measurable achievement of the Company’s annual budget, other financial goals and specific business objectives; and

•	to retain flexibility to reward exceptional individual performance.

Over the past several years, the Compensation Committee’s intent has been to move toward standardized executive agreements.  The focus on standardizing agreements has led to more consistent and rational severance and termination payment provisions, standard non-compete provisions, standard requirements of a release of claims upon termination and standardized benefit provisions.  In addition, the Compensation Committee only enters into employment agreements with double-trigger change in control provisions and does not provide excise tax gross up payments in conjunction with any change in control agreements or provisions.  All of these provisions add predictability to our executive compensation agreements and we believe better protect the interests of the Company.  Notwithstanding the desire for this standardization, the Compensation Committee has retained a focus on individually tailored incentive programs to more directly drive the achievement of the Company’s various goals.

To date, the level of total direct compensation in each executive employment agreement has been established on a case by case basis during negotiations with the executive candidate, based on comparable pay of similar executives in the industry, where available, and based on the competitiveness for executives in certain roles.  In certain areas of experience directly related to the exhibition business the competition for talent is of particular concern, and there are few available executives to fill these roles in the marketplace.  Due to these concerns and the limited public availability of compensation data on executives in the exhibition business, the Committee has not utilized formal benchmarking in establishing the executive compensation program.

While the Compensation Committee does not have an established policy to target specific components of executive compensation, during fiscal year 2014 the Committee generally targeted one-third of the executives’ total cash compensation as at-risk performance based compensation.

For fiscal 2014, the Compensation Committee entered into amendments of our agreements with Mr. Weiser and Mr. Little. These amendments were designed to recognize the performance of the executives, compensate Mr. Little for his additional role as Chief Operating Officer of the Company, provide additional grants in the form of Stock Options to further align the executives’ interests with those of shareholders and provide Mr. Weiser with an annual cash incentive opportunity consistent with that of the other officers of the Company.

In fiscal 2014, the Compensation Committee also adopted a policy to provide a provision in any new grant or agreement to provide the Company the ability to recover incentive plan awards where there is a material restatement resulting from any material noncompliance with the reporting requirements of the federal securities laws.  At the direction of the Compensation Committee after it has considered the costs and benefits of doing so, the Compensation Committee will seek to recover incentive compensation awarded or paid to an executive officer for a fiscal period if the result of a performance measure upon which the award was based or paid is subsequently restated or otherwise adjusted in a manner that would reduce the size of the award or payment. Where the result of a performance measure was considered in determining the compensation awarded or paid, but the incentive compensation is not awarded or paid on a formulaic basis, the Compensation Committee will determine in its discretion the amount, if any, by which the payment or award should be reduced. In addition, if an executive officer engaged in intentional misconduct that contributed to award or payment of incentive compensation to him or her that is greater than would have been paid or awarded in the absence of the misconduct, the Company may take other remedial and recovery action, as determined by the Compensation Committee.

Also in fiscal 2014, the Compensation Committee adopted a policy to prohibit the Company’s executive officers from entering into pledging or hedging transactions or positions regarding the Company’s securities.

The following section contains information on the compensation of our executive officers for fiscal year 2014. Throughout this proxy statement, the persons included in the 2014 Summary Compensation Table are referred to as our “named executive officers.”

2014 Summary Compensation Table

The table below presents information regarding the compensation for fiscal years 2014, 2013, and 2012 for our executive officers employed by us at any time during fiscal year 2014. The individuals listed in the Summary Compensation Table are referred to collectively in this proxy statement as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Samuel S. Weiser (3)	2014	360,000(6)			138,000(9)		38,163	536,163
Executive Chairman	2013	355,385(6)	140,000(7)	267,500(8)	430,000(9)		30,071	1,222,956
	2012	338,333(6)		30,000(8)			40,128	408,461

Michael J. Little (4)	2014	270,769			92,000(11)	35,000(12)	65,076	462,845
Interim Chief Executive	2013	250,000				125,000(12)	45,589	420,589
Officer, Chief Financial	2012	134,616	90,000(10)		308,460(11)		38,408	571,484
Officer and Chief Operating Officer

John Norman (5)	2014	320,000				83,911(13)	30,809	434,720
President of	2013	235,077				30,392(13)	7,461	272,930
Premier Exhibition Management LLC
________________

(1)
The dollar value of restricted stock, stock appreciation rights and option grants represent the grant date fair value calculated  in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 10 (Stock Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2014.

(2)	The amounts in the All Other Compensation Column for fiscal year 2014 consist of the following compensation items:

Name	Year	Medical Insurance Premiums ($)	Health Saving Plan ($)	Living and Commuting Expenses ($)	Tax Gross Up on Commuting Expense ($)	Total ($)
Samuel Weiser	2014	—	—	27,034	11,129	38,163
Michael Little	2014	16,894	7,024	29,864	11,294	65,076
John Norman	2014	8,756	—	22,053	—	30,809
________________

The table above summarizes the amounts in the All Other Compensation Column for fiscal year 2014. The All Other Compensation Column for fiscal year 2013 includes medical insurance premiums of $16,014 for Mr. Little and $7,461 for Mr. Norman; and living and commuting allowance $30,071 for Mr. Weiser and $29,575 for Mr. Little. The All Other Compensation Column for fiscal 2012 includes medical insurance premiums of $9,072 for Mr. Little; and living and commuting allowance of $40,128 for Mr. Weiser and $29,336 for Mr. Little.

(3)
Mr. Weiser was appointed as our Interim Chief Financial Officer on May 19, 2011, after the end of fiscal year 2011, was appointed Interim President and Chief Executive Officer on November 28, 2011 and appointed President and Chief Executive Officer on June 29, 2012.  On June 13, 2014, Mr. Weiser resigned as President and Chief Executive Officer.  On August 28, 2014, the Board of Directors appointed Mr. Weiser as Executive Chairman of the Company.

(4)
Mr. Little was appointed Chief Financial Officer on June 16, 2011 and became Chief Financial Officer and Chief Operating Officer on November 28, 2011.  Mr. Little was appointed Interim President and Chief Executive Officer on June 13, 2014.

(5)	Mr. Norman became President of our Arts and Exhibitions International, LLC, subsidiary on June 25, 2012, and President of our Premier Exhibition Management, LLC, subsidiary on April 2, 2013.

(6)
The amount in this column reflects (a) salary paid to Mr. Weiser for his service as our President and Chief Executive Officer, (b) payments to Mr. Weiser for his services as an interim officer pursuant to a consulting agreement with Foxdale Management, LLC, as more fully described under the section titled “Related Party Transactions” and (c) fees paid in cash to Mr. Weiser for his service as a director of the Company.  Pursuant to his employment agreement with the Company, Mr. Weiser waived his director fees beginning June 29, 2012.  For calendar year 2012, Mr. Weiser elected to receive his director fees $30,000 in restricted stock units and $60,000 in cash.

(7)
The Compensation Committee awarded Mr. Weiser a discretionary cash bonus of $140,000 based on fiscal year 2013 performance.  The bonus is reflected in the amendment to the employment agreement between the Company and Mr. Weiser, dated June 12, 2013.

(8)
For 2013, this column reflects the value of restricted stock units awarded to Mr. Weiser pursuant to his employment agreement, which vests over a multi-year period.  For 2012, this amount reflects the grant date fair value of 16,861 restricted stock units granted to Mr. Weiser for his service as a director of the Company on January 1, 2012.  Mr. Weiser waived his director fees beginning June 29, 2012 when he entered into his employment agreement.  At that time 8,384 of the restricted stock units granted on January 1, 2012, vested and the remaining 8,477 restricted stock units were forfeited.

(9)
For 2014, this column reflects the value of stock options awarded to Mr. Weiser pursuant to his amended employment agreement, which vest and are exercisable over a multi-year period.  For 2013, this column reflects the value of stock appreciation rights awarded to Mr. Weiser pursuant to his employment agreement, which vest and are exercisable over a multi-year period.

(10)
Pursuant to Mr. Little’s employment agreement, he has the opportunity to receive a discretionary bonus of up to 50% of his base salary annually.  The actual bonus paid for Mr. Little’s fiscal year 2012 performance was $90,000.

(11)
For 2014, this column reflects the value of stock options awarded to Mr. Little pursuant to his amended employment agreement, which vest and are exercisable over a multi-year period. For 2012, this column reflects the value of stock options awarded to Mr. Little pursuant to his employment agreement, which vest and are exercisable over a multi-year period.

(12)
For fiscal 2013 and fiscal 2014, the Compensation Committee established a bonus opportunity for Mr. Little under the Premier Exhibitions, Inc. Annual Incentive Plan of up to 50% of his base salary, in lieu of the discretionary bonus opportunity provided in his employment agreement. Mr. Little earned his full bonus award in 2013 and earned one quarter of his bonus award in 2014.

(13)
Pursuant to his employment agreement with the Company, Mr. Norman has a formulaic bonus opportunity for the period June 25, 2012 through June 24, 2013 and June 25, 2013 through February 28, 2014. The amount reported for fiscal 2014 includes the portion of the bonus paid for the period June 25, 2012 through June 24, 2013 attributable to fiscal 2014. No bonus was earned for the period June 25, 2013 through February 28, 2014. The amount reported for fiscal 2013 includes the portion of the bonus paid for the period June 25, 2012 through June 24, 2013 attributable to fiscal 2013. For the bonus award paid for the period June 25, 2012 to June 25, 2013, the Company paid half in cash and half in shares issued under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan.

2014 Grants of Plan-Based Awards

The following table shows grants of plan-based awards to our executive officers during fiscal year 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Units: (#)	Options: (#)(2)	Awards ($/sh)	Option Awards(3)
Samuel S. Weiser	6/12/2013	0	180,000	180,000		150,000	1.78	138,000
Michael J. Little	6/12/2013	0	140,000	140,000		100,000	1.78	92,000
John Norman	10/11/2013				41,716(4)
________________

(1)
For fiscal 2014, the Compensation Committee established bonus opportunities for Mr. Weiser and Mr. Little under the Premier Exhibitions, Inc. Annual Incentive Plan of up to 50% of the base salary of each.  The target award was the maximum bonus opportunity.  Mr. Weiser earned $0 and Mr. Little earned $35,000 in 2014.

(2)
Represents stock options granted to Mr. Weiser and Mr. Little pursuant to their agreements dated June 12, 2013, and the Premier Exhibitions 2009 Equity Incentive Plan, as amended, as more fully described under Employment Agreements.

(3)
Represent the grant date fair value calculated  in accordance with FASB ASC Topic 718. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 10 (Stock Compensation) to the Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2014.

(4)
Represents shares granted to Mr. Norman under the Premier Exhibitions 2009 Equity Incentive Plan as payment of one-half of the bonus earned by Mr. Norman under the terms of his employment agreement with the Company for the period June 25, 2012 through June 24, 2013. Because these shares were granted in lieu of a cash bonus earned by Mr. Norman, they were fully vested when granted.

Outstanding Equity Awards at February 28, 2014

The following table shows information regarding our named executive officers’ outstanding equity-based awards as of February 28, 2014.

	Option Awards				Stock Awards
Name	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(1)
Samuel S. Weiser	187,504	62,496(2)	$2.70	6/29/2017	6,013(3)	$5,291
		150,000(4)	$1.78	7/12/2018
Michael J. Little	266,664	33,336(5)	$1.66	6/27/2016
		100,000(4)	$1.78	7/12/2018
John Norman
________________

(1)	The market value of shares reported in this column is based on the closing market price of our common stock of $0.88 per share on February 28, 2014, which was the last trading day of fiscal year 2014.

(2)
These stock appreciation rights would have vested between March 31, 2014 and November 30, 2014, pro rata each month.  The stock appreciation rights vested in full on June 20, 2014, pursuant to the terms of the Separation Agreement and Release between the Company and Mr. Weiser.

(3)
These restricted stock units would have vested between March 31, 2014 and November 30, 2014, pro rata each month. The restricted stock units vested in full on June 20, 2014, pursuant to the terms of the Separation Agreement and Release between the Company and Mr. Weiser.

(4)
These options vest one third on each of the first three anniversaries of the date of grant, July 12, 2013. Mr. Weiser’s options vested in full on June 20, 2014, pursuant to the terms of the Separation Agreement and Release between the Company and Mr. Weiser.

(5)	These options vested one-third on June 27, 2012, with the remaining two-thirds vesting in twenty-four equal parts each month thereafter.

NARRATIVE TO EXECUTIVE COMPENSATION TABLES

  Historically, the Company has entered into employment agreements with our executive officers, and the Company entered into an employment agreement with Mr. Weiser and Mr. Norman in fiscal year 2013 and amended employment agreements with Mr. Weiser and Mr. Little in fiscal year 2014.  As we hire additional executive officers, we expect that we will provide these new hires with employment agreements on competitive terms as well.

Our Compensation Committee believes that equity-based awards are essential to align the interests of our executive officers with the interests of our shareholders.  The Premier Exhibitions, Inc. 2009 Equity Incentive Plan provides a mechanism for making equity awards to directors, executive officers and other employees of the Company.  The 2012 shareholder approved amendments to the 2009 Equity Incentive Plan provided additional shares to ensure that the Compensation Committee can continue to use equity-based awards to achieve this key objective of our compensation programs.

In addition, the Company’s employment agreements generally provide for cash bonuses to executives to be determined by the Compensation Committee based on a formula or other criteria.  The Compensation Committee awards all bonuses, based on a determination of Company and executive performance.  In November 2010 the Board of Directors also adopted the Premier Exhibitions, Inc. Annual Incentive Plan to provide a program for annual performance-based cash bonus opportunities for executives and other employees.  While in some cases individually negotiated employment agreements provide for a formulaic bonus, in general the employment agreements provide for a maximum bonus opportunity, which is then awarded with performance criteria set under the Annual Incentive Plan.  In fiscal year 2014, the Compensation Committee established a cash incentive opportunity for each of Mr. Weiser and Mr. Little under the Annual Incentive Plan.  Pursuant to the grant, each could receive up to a maximum of 50% of base salary, which was also the target bonus.  50% of the bonus was based on achievement of a $4.0 million adjusted EBITDA for fiscal 2014 and 50% was based on individual performance factors.  For Mr. Weiser, the individual performance factors included completion of key hires, execution of a multi-project development agreement with a museum partner, completion of the Ice Age exhibition project, implementation of the Company’s digital plan and development of a plan to improve performance at the Orlando venue.  For Mr. Little, the individual performance factors included locating and securing a lease in New York City, opening Buena Park on time and on budget, securing debt financing and controlling general and administrative expenses at or below prior year amounts.  For fiscal 2014, Mr. Little received an award of $35,000, which represented one-fourth of his award opportunity, and Mr. Weiser did not receive an award. For Mr. Norman, pursuant to his employment agreement with the Company, his formulaic bonus opportunity is based on a contract year of June 25, 2012 through June 24, 2013 for the first year and June 25, 2013 through February 28, 2014 for the second year.  Mr. Norman had the opportunity to earn an annual cash bonus of up to 100% of his base salary.  The bonus is calculated as (a) 15% of the management fee earned by Arts and Exhibitions International, LLC, above the minimum management fee earned pursuant to its agreement with AEG Live, LLC, plus (b) 10% of the gross profit of Arts and Exhibitions International, LLC, that is based on new content, plus (c) 2.5% of the annual EBITDA of Premier Exhibition Management, LLC. For the period June 25, 2012 through June 24, 2013, Mr. Norman earned a bonus of $114,303, $30,392 of which was attributable to fiscal 2013 performance and $83,911 of which was based on fiscal 2014 performance.  Half of the bonus was paid in cash and half was paid in stock issued under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan.  For the bonus year June 25, 2013 through February 28, 2014, Mr. Norman earned no bonus.

Annual Base Salary as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2014 are shown in the 2014 Summary Compensation Table.

For fiscal year 2014, the salary paid to each of our current named executive officers constituted the following percentage of each executive’s total compensation: Mr. Weiser 67%; Mr. Little 59%; and Mr. Norman 74%.

Employment Agreements

Set forth below are summaries of the key terms of our employment agreements with our current executive officers.

The employment agreements with our existing officers are as follows:

Michael J. Little. Effective June 27, 2011, the Company entered into an employment agreement with Mr. Little.  On June 12, 2013, the employment agreement was amended by the Company and Mr. Little.  The amended employment agreement provides for Mr. Little’s employment for an indefinite term as Chief Financial Officer and Chief Operating Officer of the Company.  The employment agreement may be terminated by either party at any time, subject to certain severance provisions provided in the agreement.  Pursuant to the agreement, the Company will pay Mr. Little a salary of $280,000 per year.  Mr. Little is also eligible for a cash bonus.  In addition, Mr. Little received an option in 2011 to purchase 300,000 shares of common stock under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest one-third on June 27, 2012, with the remaining two-thirds vesting in twenty-four equal parts each month thereafter.  Mr. Little also will receive an option pursuant to the 2013 amendment to purchase 100,000 shares of common stock under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest one-third on each of the first three anniversaries of the grant date.  In each case, the options expire five years from the date of grant. Upon a termination without cause or by Mr. Little for good reason, as such terms are defined in the employment agreement, Mr. Little would be entitled to twelve months salary as severance plus vesting of his equity awards.

 John Norman.  Effective June 25, 2012, the Company entered into an employment agreement with Mr. Norman.  The employment agreement provides for Mr. Norman’s employment for a two year term as President of Arts and Exhibitions International, LLC (formerly PEM Newco, LLC).  The Agreement may be terminated by either party at any time, subject to certain severance provisions provided in the Agreement.  Pursuant to the agreement, the Company will pay Mr. Norman a salary of $320,000 per year.  In addition, Mr. Norman has the opportunity to earn an annual cash bonus of up to 100% of his base salary.  The bonus is calculated as (a) 15% of the management fee earned by Arts and Exhibitions International, LLC, above the minimum management fee earned pursuant to its agreement with AEG Live, LLC, plus (b) 10% of the gross profit of Arts and Exhibitions International, LLC, that is based on new content, plus (c) 2.5% of the annual EBITDA of Premier Exhibition Management, LLC.  Upon a termination without cause or by Mr. Norman for good reason, as such terms are defined in the Norman Agreement, Mr. Norman would be entitled to six months salary as severance.

Until June 13, 2014, Samuel Weiser served as our President and Chief Executive Officer.  The terms of Mr. Weiser’s contract during fiscal 2014 were as follows:

Samuel S. Weiser. Effective June 29, 2012, the Company entered into an employment agreement with Mr. Weiser.  On June 12, 2013, the employment agreement was amended by the Company and Mr. Weiser.  The amended employment agreement provided for Mr. Weiser’s employment for an indefinite term as President and Chief Executive Officer of the Company.  The employment agreement could be terminated by either party at any time, subject to certain severance provisions provided in the Agreement.  Pursuant to the agreement, the Company paid Mr. Weiser a salary of $360,000 per year with annual cost of living increases of 2.5% beginning in fiscal 2015.  Mr. Weiser was also eligible for a cash bonus of 50% of his base salary.  In addition, pursuant to the 2012 agreement, Mr. Weiser received 250,000 stock appreciation rights and 99,074 restricted stock units under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan.  48,611 stock appreciation rights and 79,681 restricted stock units vested immediately, with the remainder vesting in twenty-nine equal parts each month thereafter.  The stock appreciation rights will be settled in cash, and expire five years from the date of grant.  The restricted stock units were settled in stock.  Mr. Weiser also received an option pursuant to the 2013 amendment to purchase 150,000 shares of common stock under the Premier Exhibitions, Inc. 2009 Equity Incentive Plan, to vest one-third on each of the first three anniversaries of the grant date.  The options expire five years from the date of grant. Upon a termination without cause or by Mr. Weiser for good reason, as such terms are defined in the employment agreement. Mr. Weiser would be entitled to twelve months salary as severance plus vesting of his equity awards.

On August 28, 2014, the Board appointed Mr. Weiser as the Executive Chairman of the Company.   As compensation for his service as Executive Chairman, Mr. Weiser will be paid a salary of $30,000 per month, and his remaining monthly severance payments of $10,000 under his Separation Agreement and Release with the Company, dated June 20, 2014, will be suspended during his service as the Company’s Executive Chairman.  With respect to medical and dental insurance coverage, during Mr. Weiser’s service as the Company’s Executive Chairman, he may elect to either continue to receive health care reimbursement payments under his Separation Agreement and Release with the Company and maintain private medical and dental insurance coverage at his own cost or obtain coverage under the Company’s medical and dental insurance plans paid by the Company, in each case subject to the requirements of applicable law and the terms of the Company’s health insurance plans.  Mr. Weiser agreed not to receive separate compensation as a member of the Board during his service as Executive Chairman.

Potential Payments Upon Termination or Change in Control

For a description of the potential payments to Mr. Little and Mr. Norman in the case of a change in control, please see the section of this proxy statement titled “Employment Agreements”.  Our employment agreements provide for payment in the case of a change in control only if the change in control results in a termination without cause or by the executive for good reason, as defined in the applicable employment agreement.

Pursuant to the Company’s Amended and Restated 2004 Stock Option Plan, upon the effective date of a change-of-control of the Company, our Board of Directors may declare that each option granted under these plans shall terminate as of a date fixed by the Board. Each named executive officer would then have the right, during the period of 30 days preceding such termination, to exercise his or her options as to all or any part of the shares of stock covered by the options.

Pursuant to our Amended 2009 Equity Incentive Plan, upon the effective date of a change in control, all awards that are not assumed, converted or replaced by the resulting entity in the change in control will become exercisable and vest immediately, and all performance criteria will be deemed to be satisfied at target levels.  At the option of the Company, the awards may instead be terminated and the value of each paid in cash to the grantee of the award.

       Mr. Weiser resigned his position as President and Chief Executive Officer of the Company as of June 13, 2014, and on June 20, 2014, the Company and Mr. Weiser entered into a Separation Agreement and Release (the “Separation Agreement”).  Pursuant to the Separation Agreement, Mr. Weiser was entitled to a severance payment equal to one year of salary, payable two-thirds upon execution of the Agreement with the remainder payable in twelve equal monthly installments. Pursuant to the Severance Agreement Mr. Weiser’s existing equity grants, consisting of stock options, stock appreciation rights and restricted stock units, vested in full to the extent they had not previously vested, and remain exercisable. Mr. Weiser also was to receive twelve months of reimbursement for health insurance premiums of $2,775 per month and twelve months of office space currently leased by the Company in Chicago, Illinois.  As consideration for the Severance Agreement, in addition to Mr. Weiser’s resignation, Mr. Weiser released the Company and its affiliates from all claims or suits in his favor and agreed not to participate in any proxy solicitation involving the Company for a period of six months.   For twelve months from the date of his resignation, Mr. Weiser was also required to comply with the restrictive covenants set forth in his employment agreement, which are incorporated into the Separation Agreement.

On August 28, 2014, the Board appointed Mr. Weiser as the Executive Chairman of the Company.   As compensation for his service as Executive Chairman, Mr. Weiser will be paid a salary of $30,000 per month, and his remaining monthly severance payments under his Separation Agreement and Release with the Company, dated June 20, 2014, will be suspended during his service as the Company’s Executive Chairman.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Except as indicated otherwise, the following table sets forth certain information, as of December 18, 2014, regarding the beneficial ownership of our common stock by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock;
•	each of our current directors, nominees for directors and executive officers; and
•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares (#)	Percentage of Class (%) (1)
More than 5% Shareholders:
Sellers Capital Master Fund, Ltd. (2)	15,430,179	31.4%
Greggory Schneider (3)	3,037,500	6.2%
Directors, Director Nominees and Executive Officers:
Douglas Banker (4)(5)	174,434	*
Jack H. Jacobs (4)	12,827	*
Rick Kraniak (4)	12,261	*
Michael J. Little (6)	335,333	*
John Norman (7)	28,179	*
Mark A. Sellers (2)	15,430,179	31.4%
Samuel S. Weiser (7)	292,662	*
Directors and executive officers as a group (7 persons)(8)	16,285,875	32.8%

(1)
As reported by such persons as of December 18, 2014, with percentages based on 49,095,002 shares of our common stock issued and outstanding, except as indicated otherwise and except where the person has the right to acquire shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. We have determined beneficial ownership in accordance with the SEC’s rules. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that shareholder. We have omitted percentages of less than 1% from the table (indicated by *).

(2)
This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13D/A filed with the SEC by Sellers Capital Master Fund, Ltd., Sellers Capital LLC, and Mark A. Sellers on December 1, 2014. Each reporting person reports shared voting and dispositive power with respect to 15,430,179 of such shares. Mark A. Sellers is the managing member of Sellers Capital LLC, which is the investment manager to and general partner of Sellers Capital Master Fund, Ltd.  Mr. Sellers disclaimed beneficial ownership of shares of our common stock, except to the extent of his pecuniary interest therein.  The principal business office of Sellers Capital Master Fund, Ltd. is c/o M&C Corporate Services, Ugland House, South Church Street, P.O. Box 309 GT, George Town, Grand Cayman, Cayman Islands. The principal business office of Sellers Capital LLC and Mark A. Sellers is 200 S. Wacker Drive, Suite 3100, Chicago, Illinois 60606.

(3)
This information as to the beneficial ownership of shares of our common stock is based on the Schedule 13D/A filed with the SEC by Greggory Schneider on October 24, 2012. The reporting person reports sole voting and dispositive power with respect to all of such shares. The principal business office of Greggory Schneider is 10445 Wilshire Blvd. #1806, Los Angeles, CA 90024.

(4)
The number shown does not include restricted stock units granted to each of our non-employee directors (other than Mr. Sellers and Mr. Weiser) on January 1, 2015. These units will vest and will be paid in shares of common stock on January 1, 2016.

(5)	This number includes presently exercisable options to purchase 75,000 shares of common stock.

(6)	The number shown includes presently exercisable options to purchase 333,333 shares of common stock.

(7)	The number includes presently exercisable options to purchase 150,000 shares of common stock.

(8)	Represents beneficial ownership of our common stock held by our current directors and executive officers as a group as of December 18, 2014.

Changes in Control

We are not aware of any arrangement that might result in a change-of-control in the future.  Sellers Capital, our largest shareholder, purchased from us convertible notes in the principal amount of $6.0 million on May 6, 2009 and convertible notes in the principal amount of $5.55 million on June 15, 2009. The financing was approved by the Company’s Board of Directors, upon the recommendation of its Financing and Strategic Alternatives Committee, which was charged with considering the transaction and other possible financing transactions available to us. These transactions were approved by shareholders at the 2009 annual meeting.  On September 30 and October 1, 2009, the Company exercised its rights pursuant to the agreement to convert the notes to shares of the Company’s common stock.  A total of 16,328,976 shares of the Company’s common stock was issued in accordance with this conversion, which includes the outstanding Convertible Notes principal plus accrued interest at a conversion price of $0.75 per share. The common stock shares are not registered; however, the holders have rights to require the Company to register the shares.  Sellers Capital distributed a number of shares to its fund holders, and as of the date of its last Form 13D/A filing, continued to hold a total of 15,430,179 shares. As a result of this transaction, Sellers Capital owns approximately 31.4% of the Company’s common stock, based on the shares held as of the date of its last filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the SEC reports of ownership and changes in ownership regarding their holdings in the Company.

Based solely on the copies of the reports filed with the SEC, we believe that during fiscal year 2014 all of our directors, officers and greater-than-10% shareholders timely complied with the filing requirements of Section 16(a) other than one late Form 4 for each director which reported January 1, 2014 grants under the director compensation plan.  These Form 4 filings were delayed due to an administrative error.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On February 2, 2009, the Company entered into a month to month consulting agreement with Foxdale Management, LLC and Mr. Samuel Weiser whereby Mr. Weiser has provided advice and other consulting services to the Company at a rate which was originally not to exceed $20,000 per month and amended in January 2011 not to exceed $25,000 per month. This agreement was filed by the Company as an exhibit to its Form 10-Q dated July 10, 2009. Beginning in May 2011 and through June 27, 2011, Mr. Weiser was compensated pursuant to this agreement for the services he provided as Interim Chief Financial Officer. Mr. Weiser was not eligible for a cash bonus, equity grants applicable to employees or employee benefits, but continued to receive compensation for his service as a director.  Beginning November 28, 2011, and through June 29, 2012,  Mr. Weiser was compensated pursuant to this agreement for the services he provided as Interim President and Chief Executive Officer. Mr. Weiser was not eligible for a cash bonus, equity grants applicable to employees or employee benefits, but continued to receive compensation for his service as a director.  Mr. Weiser earned and was paid a total of $295,000 for consulting services in fiscal year 2012 and $100,000 for consulting services in fiscal year 2013.

 Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Pursuant to policies and procedures adopted by our Board of Directors, our Audit Committee or our full Board of Directors reviews and approves in advance all relationships and transactions in which the Company and our directors or executive officers, or their immediate family members, are participants. All existing related party transactions are reviewed at least annually by our Audit Committee or our full Board of Directors. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, our Audit Committee or our full Board of Directors considers the following:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount and type of transaction;
•	the importance of the transaction to the related person and to the Company;
•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and
•	any other matters the Committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of the NASDAQ Stock Market and other relevant rules related to independence.

STOCK PERFORMANCE GRAPH

The following graph compares the yearly changes in cumulative total shareholder return on shares of our common stock with the cumulative total return of the Standard & Poor's 600 Small Cap Index and the Russell 3000® Index.  In each case, we assumed an initial investment of $100 on February 28, 2009.  Each subsequent date on the chart represents the last day of the indicated fiscal year.  Total returns assume the reinvestment of all dividends.  Our stock performance may not continue into the future with the trends similar to those depicted in this graph.  We neither make nor endorse any predictions as to our future stock performance.

	2/28/09	2/28/10	2/28/11	2/29/12	2/28/13	2/28/14
Premier Exhibitions, Inc.	100	158	218	306	288	110
Standard & Poor's 600 Small Cap Index	100	162	211	219	248	324
Russell 3000® Index	100	156	194	202	230	292

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In order to reduce costs and in accordance with SEC rules, we deliver only one proxy statement and Annual Report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to the Company at the telephone number and address noted below, a separate copy of our proxy statement and Annual Report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and Annual Report in the future should contact the Company by calling (404) 842-2600 or writing, Attn: Secretary, at 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326. Shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting the Company at the same number or address.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our next annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Exchange Act. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of the mailing of this proxy statement. Thus, for the next annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than September 22, 2015. We will not include in our proxy materials shareholder proposals received after that date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

  Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act, as described above, may be brought before the next annual meeting in accordance with our Bylaws. Our Bylaws describe the information required in any such notice and also require that we receive notice of such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the next annual meeting, assuming that it is held on February 25, 2016, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials between December 27, 2015 and January 11, 2016. In accordance with our Bylaws, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2015 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 900, Atlanta, Georgia 30326, Attention: Secretary.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Samuel S. Weiser

Samuel S. Weiser Executive Chairman

Atlanta, Georgia
January 20, 2015

APPENDIX A

FORM OF THIRD ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
PREMIER EXHIBITIONS, INC.

The undersigned, for the purpose of amending the Articles of Incorporation filed by PREMIER EXHIBITIONS, INC. (the “Corporation”) pursuant to Section 607.1006 of the Florida Business Corporation Act (the “Act”), hereby adopts the following amendment to its Articles of Incorporation:

AMENDMENT ADOPTED

Article V of the Articles of Incorporation, as filed with the Secretary of State of the Florida Division of Corporations on July 28, 2004 and as amended on September 1, 2005 and on August 6, 2009, is hereby deleted in its entirety and replaced with the following (the “Amendment”):

ARTICLE V
AUTHORIZED SHARES

“The aggregate number of shares which the Corporation shall have the authority to issue shall be SIXTY-FIVE MILLION (65,000,000) shares of voting common stock with $.0001 par value per share (“Common Stock”).

On the close of business on the date these Third Articles of Amendment to Articles of Incorporation are filed with the Secretary of State of the Florida Division of Corporations (the “Effective Time”), each ten (10) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof or the Corporation, be combined and converted into one (1) share of Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). At the Effective Time, there shall be no change in the number of authorized shares that the Corporation shall have the authority to issue.  No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded up to the next largest whole number, such that, in lieu of fractional shares, each shareholder who otherwise would be entitled to receive fractional shares of Common Stock as a result of the Reverse Stock Split shall instead be entitled to receive one additional whole share of Common Stock.”

ADOPTION DATE OF AMENDMENT

The Amendment was adopted by the Board of Directors of the Corporation by resolution at a meeting duly called and held on December 18, 2014. The holders of the Corporation’s Common Stock are the only voting group entitled to vote on the Amendment, and the approval of the Amendment by the holders of a majority of the Common Stock entitled to be cast on the Amendment was sufficient to approve the Amendment under the Act and the Company’s Bylaws.

EFFECT OF AMENDMENT

The Amendment does not adversely affect the rights or preferences of the holders of the outstanding shares of any class or series.

EFFECTIVE DATE OF AMENDMENT

The Amendment shall become effective on the close of business on the date the Amendment is filed with the Secretary of State of the Florida Division of Corporations.

IN WITNESS WHEREOF, signed this [__] day of [_________], 2015.

PREMIER EXHIBITIONS, INC.

By:
Name:
Title:

Preliminary Copy, Subject to Completion

PREMIER EXHIBITIONS, INC.
2014 Annual Meeting of Shareholders
February 26, 2015 8:00 A.M.

The shareholder(s) hereby appoint(s) Samuel S. Weiser and Michael J. Little, or either of them, as proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Premier Exhibition, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., local time, on February 26, 2015 at the Courtyard by Marriott-Buckhead, 3332 Peachtree Road, NE., Atlanta GA 30326.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

Address changes/comments: ____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

▲ PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held February 26, 2015. The Proxy Statement and our 2014 10K Report are available at: http://www.viewproxy.com/prxi/2015

☒ Use a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors
   Nominees:

	FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
01 Douglas Banker 04 Mark A. Sellers 02 Jack H. Jacobs 05 Samuel S. Weiser 03 Rick Kraniak	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line(s) below

____

____

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:

NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR the election of the director nominees named in Proposal 1 and FOR Proposals 2, 3 and 4. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

I plan on attending the meeting ☐

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated ☐

CONTROL NUMBER

→ [ ]

____
Signature

____
Signature (if held jointly)

Date: ______________________________, 2015

▲ **PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.** ▲

CONTROL NUMBER

→ [ ]

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET

Vote Your Proxy on the Internet:

Go to www.cesvote.com

Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (888) 693-8683

Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.

MAIL

Vote Your Proxy by Mail:

Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.